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                                                                    EXHIBIT 10.4

                                    AGREEMENT

1. Phillip C. Duncan ("Employee") is employed by Maxtor Corporation ("Company") as its Executive Vice President, Human Resources and Real Estate. Company and Employee have now agreed to continue and terminate their employment relationship on the terms set forth below. This Agreement will become effective on and as of July 19, 2004 ("Effective Date").

2. Company and Employee agree that Employee's employment with Company will terminate ("Termination") on January 7, 2005 ("Termination Date"). On and as of the Effective Date, Employee shall no longer serve as Executive Vice President, Human Resources and Real Estate. On and after the Effective Date and through and until the Termination Date, Employee shall report directly to Company's CEO and President and perform such duties as are customarily associated with the responsibilities of an Executive Vice President or senior executive and Employee's title shall be Executive Vice President. Company and Employee acknowledge and agree that the Executive Retention and Severance Agreement ("ERS Agreement") is a valid and existing agreement by and between them. Company and Employee further acknowledge and agree that Employee's Termination shall be deemed to be an Involuntary Termination as defined in section 2.1 (r) of the ERS Agreement.

3. Employee understands and acknowledges that only if Employee (i) executes and does not revoke the Release (defined in the ERS Agreement) applicable to such Employee at or following the Termination Date (ii) executes the Restrictive Covenants Agreement (defined in the ERS Agreement) applicable to such Employee and (iii) performs all other requirements provided for in the ERS Agreement shall Employee be entitled to receive the severance payments and benefits set forth in the ERS Agreement.

4. This Agreement, any proprietary rights or confidentiality agreements, any stock option agreements or plans, and the ERS Agreement are the entire agreement between the parties with respect to its subject matter and supersedes all prior negotiations and agreements between the parties, whether written or oral. This Agreement may not be waived, modified or amended except by a document signed by an authorized officer of Company and Employee.

EMPLOYEE UNDERSTANDS THAT HE SHOULD CONSULT WITH AN ATTORNEY PRIOR TO SIGNING THIS AGREEMENT. EMPLOYEE ACKNOWLEDGES THAT HE IS SIGNING THIS AGREEMENT KNOWINGLY, WILLINGLY AND VOLUNTARILY.


                                       /s/ Phillip C. Duncan
                                       -----------------------------------------
                                       Phillip C. Duncan

                                       Maxtor Corporation

                                       By: /s/ John Viera
                                          --------------------------------------
                                             John Viera